SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        First Financial Bankshares, Inc.
                (Name of Registrant As Specified in its Charter)

     ______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:_____________


(2) Aggregate number of securities to which transaction applies:________________


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $_____________________________

(4) Proposed maximum aggregate value of transaction: $__________________________

(5) Total fee paid: $__________________________

[ ] Fee paid previously with preliminary materials:  $__________________________
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:  $_____________________

         (2)      Form, Schedule or Registration Statement No.:_________________

         (3)      Filing Party:_______________________________

         (4)      Date Filed:_____________________________

                        FIRST FINANCIAL BANKSHARES, INC.
                                 400 Pine Street
                              Abilene, Texas 79601
                                 (915) 627-7155


                NOTICE OF THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2001

To our shareholders:

     We cordially invite you to attend the annual meeting of our shareholders, which will be held in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Abilene time, on Tuesday, April 24, 2001, for the following purposes:

(1)      To elect 15 directors;

(2)      To approve the appointment of Arthur Andersen LLP as our independent accountants for the year ending December 31, 2001; and

(3) To act on such other business as may properly come before the annual meeting, or any adjournment thereof. Your board of directors is not aware of any other business to come before the meeting.

     Only shareholders of record at the close of business on March 16, 2001, are entitled to notice of and to vote at the annual meeting or any continuation of the meeting if it is adjourned.

     We have included, along with this notice and proxy statement, our 2000 annual report, which describes our activities during 2000 and contains our financial statements for the year ended December 31, 2000. The annual report does not form any part of the material for solicitation of proxies.

     We hope that you will be present at the annual meeting and the luncheon to be held immediately afterward. We respectfully urge you, whether or not you plan to attend the annual meeting, to sign, date and mail the enclosed proxy card in the envelope provided in order to eliminate any question of your vote being counted. You can revoke your proxy in writing at any time before the annual meeting, so long as your written request is received by our Corporate Secretary before your proxy is voted. Alternatively, if you submitted a proxy and attend the annual meeting in person, you may revoke the proxy and vote in person on all matters submitted at the annual meeting.


                                             By order of the Board of Directors,



                                             KENNETH T. MURPHY, Chairman

March 30, 2001

                        FIRST FINANCIAL BANKSHARES, INC.
                                 400 Pine Street
                              Abilene, Texas 79601
                                 (915) 627-7155

                                 PROXY STATEMENT

                       2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2001


                                  INTRODUCTION

     Your board of directors hereby solicits your proxy for use at the 2001 annual meeting of our shareholders and any continuation of this meeting if it is adjourned. The annual meeting will be held in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Abilene time, on Tuesday, April 24, 2001.

     Our principal executive office is located at 400 Pine Street, Abilene, Texas 79601. Our telephone number is (915) 627-7155.

     We mailed this proxy statement and the accompanying proxy card on March 30, 2001. The date of this proxy statement is March 30, 2001.

                              VOTING OF SECURITIES

Record Date

     Your board of directors has established the close of business on March 16, 2001, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting. On the record date, we had 9,852,192 shares of our common stock outstanding.

Quorum

     In order for any business to be conducted at the annual meeting, a quorum consisting of shareholders having voting rights with respect to a majority of our outstanding common stock on the record date must be present in person or by proxy. Shares that are represented at the annual meeting but abstain from voting on any or all matters and shares that are "broker non-votes" will be counted in determining whether a quorum is present at our annual meeting. A "broker non-vote" occurs when a broker or nominee votes on some matters on the proxy card but not others because he does not have authority to do so.

Required Vote

     To elect a nominee for director, the affirmative vote of a majority of shares entitled to vote at the annual meeting is required. Therefore, if you abstain from voting or withhold authority to vote in the election of a director, your abstention or withholding will have the effect of a negative vote with respect to such election because the election requires the affirmative vote of a majority of shares entitled to vote. To approve the appointment by your board of directors of Arthur Andersen LLP as our independent accountants for the year ended December 31, 2001, the affirmative vote of a majority of votes cast with respect to this appointment is required. Abstentions will be included in determining the number of votes cast. Therefore, if you return your proxy card and expressly abstain from voting on this proposal, your abstention will have the effect of a negative vote with respect to this proposal because this proposal requires the affirmative vote of a majority of votes cast with respect to this proposal. Broker non-votes will be treated as present with respect to each applicable proposal. But, because broker non-votes are not votes cast for, against, or as expressly abstained, they will have no effect on the outcome of any proposal.

Shareholder List

     A list of shareholders entitled to vote at the annual meeting, which will be arranged in alphabetical order and which will show each shareholder's address and the number of shares registered in his or her name, will be open to any shareholder to examine for any purpose related to the annual meeting. Any shareholder may examine this list during ordinary business hours commencing March 30, 2001, and continuing through the date of the annual meeting at our principal office, 400 Pine Street, Abilene, Texas 79601.

                    SOLICITATION AND REVOCABILITY OF PROXIES

Solicitation

     We will bear the expense to solicit proxies, which will include reimbursement of expenses incurred by brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials regarding the annual meeting to beneficial owners. Our officers may further solicit proxies from shareholders and other persons by telephone or oral communication. We will not pay these officers any extra compensation for participating in this solicitation.

Proxies and Revocation

     Each executed and returned proxy card will be voted according to the directions indicated on that proxy card. If no direction is indicated, the proxy will be voted according to the board of directors' recommendations, which are contained in this proxy statement. Your board of directors does not intend to present, and has no information that others will present, any business at the annual meeting that requires a vote on any other matter. If any other matter requiring a vote properly comes before the annual meeting, the proxies will be voted in the discretion of the proxyholders named on the proxy.

     Each shareholder giving a proxy has the power to revoke it at any time before the shares of our common stock it represents are voted. This revocation is effective upon receipt, at any time before the annual meeting is called to order, by our Corporate Secretary of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date than the preceding proxy. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the annual meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

General

     Your board of directors currently consists of 15 directors. At the annual meeting, 15 directors are to be elected, each for a term of one year. Under our bylaws, an individual may not stand for election or reelection as a director upon attaining 72 years of age, unless he owns at least 1% of the outstanding shares of our common stock and is less than 75 years of age. While our bylaws fix the number of directors at a number not less than three nor more than 30, the board of directors has fixed the number of directors at 15. Although we do not contemplate that any of the nominees will be unable to serve, if such a situation arises before the annual meeting, the proxies will be voted to elect any substitute nominee or nominees designated by your board of directors.

Nominees

     The names and principal occupations of the nominees, together with the length of service as a director and the number of shares of our common stock beneficially owned by each of them on March 8, 2001, are as follows:


                                                                                      Shares of
                                       Years as                                      Bankshares       Percent
                                       Director    Principal Occupation             Beneficially     of Shares
Name                           Age        (1)      During Last Five Years               Owned       Outstanding
----                           ---        ---      ----------------------               -----       -----------
Joseph E. Canon                 59         5       Executive Director,                    5,591        0.06
                                                     Dodge Jones Foundation

Mac A. Coalson                  61         5       Real Estate and Ranching             106,071        1.08

David Copeland                  45         3       President, Shelton Family              5,121        0.05
                                                     Foundation

F. Scott Dueser                 48        10       President and Chief Executive         85,019        0.86
                                                     Officer, First National
                                                     Bank of Abilene*

Derrell E. Johnson              61         1       Senior Vice President, Kimley-        18,526        0.19
                                                     Horn and Associates, Inc.

Kade L. Matthews                43         3       Ranching and Investments              77,626        0.79

Raymond A. McDaniel, Jr.        67         9       Investments                           42,226        0.43

Bynum Miers                     64         9       Ranching                              23,122        0.23

Kenneth T. Murphy               63        30       See "Executive Officers" on          123,626        1.25
                                                     page 4

Dian Graves Stai                61         8       Investments                           34,845        0.35

James M. Parker                 70        29       President, Parker Properties,        356,876        3.62
                                                     Inc.

Jack D. Ramsey, M.D.            70         4       Physician                             78,997        0.80

Craig Smith                     59        11       Chairman, President and Chief         54,212(2)     0.55
                                                     Executive Officer, Hereford
                                                     State Bank*

F. L. Stephens                  63         3       Retired Chairman and Chief            16,000        0.16
                                                     Executive Officer, Town &
                                                     Country Food Stores, Inc.

                                       3




Walter F. Worthington           74         5       Investments                          185,426         1.88

Shares beneficially owned by all executive officers and directors**                   1,226,228        12.44


*A bank subsidiary.
**See "Security Ownership of Certain Beneficial Owners and Management."
(1) The years indicated are the approximate number of years each person has continuously served as a director, or, prior thereto, of First National Bank of Abilene, which became our wholly-owned subsidiary in April 1973, when all the then directors of First National Bank of Abilene became our directors.
(2) Includes 344 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 8, 2001.



             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
               VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

Executive Officers

     Set forth below are our executive officers, and the shares of our common stock beneficially owned by each of them as of March 8, 2001:


                                                    Years                                   Shares of
                                                    Served                                  Bankshares     Percent of
                                                   in Such    Principal Occupation         Beneficially      Shares
Name                     Age   Office               Office    During Past 5 Years             Owned        Outstanding
----                     ---   ------               ------    -------------------             -----        -----------
Kenneth T. Murphy        63    Chairman            14 years   Chairman, President and       123,626            1.25
                                                              Chief Executive Officer
                                                              of Bankshares; Chairman,
                                                              First National Bank of
                                                              Abilene*

F. Scott Dueser          48    President and        -         President and Chief            85,019            0.86
                               Chief Executive                Executive Officer, First
                               Officer                        National Bank of
                                                              Abilene*; Executive Vice
                                                              President of Bankshares

Curtis R. Harvey         55    Executive Vice      10 years   Executive Vice President        9,190            0.09
                               President and                  and Chief Financial
                               Chief Financial                Officer of Bankshares
                               Officer

Ronald E. Schneider      55    Executive Vice       2 years   Chairman and Chief              3,754(1)         0.04
                               President                      Executive Officer;
                                                              Chairman, President and
                                                              Chief Executive Officer;
                                                              First Financial Bank,
                                                              National Association*;
                                                              Executive Vice President
                                                              of Bankshares


*A bank subsidiary.
(1) Includes 2,408 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 8, 2001.



                                   MANAGEMENT

     Amounts and prices related to shares of our common stock have been adjusted to give effect to all stock splits and stock dividends.

Executive Compensation

     The following table provides individual compensation information on the chief executive officer and our four most highly compensated officers.

                           Summary Compensation Table


                                                                                   Long Term
                                                                                  Compensation
                                                               Annual               Awards
                                                             Compensation   ------------------------       All Other
                                                             ------------        Securities               Compensation
   Name and Principal Position                       Year     Salary ($)    Underlying Options(#)(1)         ($)(2)
   ---------------------------                       ----     --------      ------------------------       ---------
   Kenneth T. Murphy, Chairman, President and        2000      422,318                3,750                26,542(3)
   Chief Executive Officer                           1999      386,500                    -                30,815
    First Financial Bankshares, Inc.                 1998      363,750                3,630                22,497

   F. Scott Dueser, President and Chief              2000      252,642                2,500                21,981
   Executive Officer                                 1999      233,333                    -                20,801
    First National Bank of Abilene                   1998      221,667                2,420                22,689

   Ronald E. Schneider, Chairman                     2000      173,761                1,500                13,651
   and Chief Executive Officer                       1999      158,333                    -                19,129
    First Financial Bank, National Association       1998      140,000                1,100                16,835


   Curtis R. Harvey, Executive Vice President        2000      158,500                1,500                19,412
   and Chief Financial Officer                       1999      151,000                    -                18,386
    First Financial Bankshares, Inc.                 1998      143,500                1,100                20,166


   Craig Smith, Chairman, President                  2000      155,000                  800                 4,100
   and Chief Executive Officer                       1999      155,000                    -                18,497
    Hereford State Bank                              1998      150,000                  825                20,386


   (1) Adjusted for stock splits and stock dividends.

   (2) Represents the contributions to our profit sharing plan for the executive officer.

   (3) Includes $5,645 bonus.



                        Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning the options granted to the named executive officers during 2000. Since December 31, 2000, we have not granted any options to any of the named executive officers. For additional information on options, see " - Stock Option Plan."



                                                Individual Grants                  Potential Realizable
                                 -----------------------------------------------     Value at Assumed
                                 Number of      % of Total                           Annual Rates of
                                 Securities      Options                               Stock Price
                                 Underlying     Granted to   Exercise                 Appreciation for
                                 Options        Employees    or  Base                  Option Term(3)
                                 Granted        in Fiscal     Price   Expiration     -----------------
Name                             (#)(1)(2)         Year     ($/Sh)(2)  Date (4)       5% ($)   10% ($)
----                              -----            ----       ------  ----------     -------  --------
Kenneth T. Murphy                 3,750            7.69%      $26.00  12/31/2003 (5) $15,368  $ 32,273

F. Scott Dueser                   2,500            5.13%      $26.00  03/29/2010     $40,878  $103,593

Ronald E. Schneider               1,500            3.08%      $26.00  03/29/2010     $24,527  $ 62,156

Curtis R. Harvey                  1,500            3.08%      $26.00  03/29/2010     $24,527  $ 62,156

Craig Smith                         800            1.64%      $26.00  03/29/2010     $13,081  $ 33,150


(1)  Granted under our 1992 Incentive Stock Option Plan.
(2) Options to purchase a total of 48,750 shares of our common stock were granted to employees in 2000.
(3) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules promulgated by the Securities and Exchange Commission (the "Commission") and are not intended to forecast future appreciation, if any, in the price of our common stock. Such amounts are based on the assumption that the named persons hold the options for the full term of the options. The actual value of the options will vary in accordance with the market price of our common stock.
(4) Options are subject to a six-year vesting schedule, with one-fifth becoming exercisable on the second anniversary of the date of grant and an additional one-fifth becoming exercisable on each of the following anniversaries of the date of grant until fully vested.
(5) Expiration date for Mr. Murphy's options is one year following his currently projected retirement date.



     The following table sets forth certain information concerning options exercised during the last fiscal year by the named executive officers.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values


                                                           Number of Securities           Value of Unexercised
                                                          Underlying Unexercised          In-the-Money Options
                            Shares                     Options at Fiscal Year End (#)     at Fiscal Year End ($)(1)
                           Acquired on      Value       ---------------------------     ----------------------------
Name                       Exercise (#)   Realized ($)  Exercisable   Unexercisable      Exercisable   Unexercisable
----                       ------------   ------------  -----------   -------------      -----------   -------------
Kenneth T. Murphy              1,031          $13,341           -          8,411                -          $33,617

F. Scott Dueser                2,749          $34,720           -          5,608                -          $22,420

Ronald E. Schneider              400          $ 3,752       2,408          2,944          $30,871          $12,570

Curtis R. Harvey                 700          $ 9,282       1,875          2,944          $24,038          $12,570

Craig Smith                        -                -         344          1,969          $ 4,410          $ 8,762


(1) Based upon the closing price per share of our common stock of $31.44 on December 31, 2000.



Compensation pursuant to Plans

General

     We have both a defined benefit pension plan and a profit sharing plan. An employee is eligible to become a participant in the pension plan and profit sharing plan on the January 1 coincident with or immediately following the date his employment begins. With our subsidiary banks we adopted a flexible spending account benefit plan for all employees that became effective in 1988. First Financial Bank, National Association (formerly The First National Bank in Cleburne) adopted these plans effective in 1991. Stephenville Bank & Trust Co. adopted these plans effective in 1993. San Angelo National Bank adopted the pension and flexible spending account benefit plan effective in 1994 and profit sharing plan effective in 1995. Weatherford National Bank adopted these plans effective in 1996. Texas National Bank adopted all benefit plans effective in 1998.

Profit Sharing Plan

     We, and each of our subsidiary banks that participates in the profit sharing plan, determine on an annual basis the contribution that it will make to the profit sharing plan from such employer's operating profits. Contributions under the profit sharing plan are administered by the administrative committee for the profit sharing, pension and flexible spending account benefit plans for the exclusive benefit of plan participants under the provisions of a trust agreement. Under the profit sharing plan, eligible employees may contribute between 1% and 5% of their eligible earnings, although contributions by employees are not required as a condition of participation. Each participating employer's annual contribution is allocated among the accounts of the active plan participants employed by such employer, in the ratio that each participant's compensation bears to the total compensation of all participants of such employer. Compensation is defined as the total amount paid to an employee during the year, including bonuses, commissions, overtime pay, and salary reductions under the flexible spending account benefit plan, but excluding reimbursed expenses, director fees, group insurance benefits and pension and profit sharing contributions. However, the Internal Revenue Service limits the compensation amount used to calculate a participant's benefit to a maximum of $170,000. Additionally, the annual addition amount (which is the aggregate of employer and employee contributions) that may be allocated to a participant is limited to $30,000.

     The profit sharing plan provides for benefits to vest (become nonforfeitable) in graduated percentages for the first six years of participation, with benefits being fully vested after seven years of credited service. Generally, an employee's benefit at normal retirement will be the contributions allocated to his account while a participant, increased by gains and decreased by losses from investments of the trust, and increased by any forfeitures allocated to his account. An employee is always fully vested with respect to any voluntary contributions he makes, and death or disability of a participant while employed by us or one of our participating subsidiary banks results in immediate full vesting with respect to employer contributions. If a participant terminates employment for any other reason, the total amount of his employee contribution account and the vested portion of his employer contribution account are distributed to him.

Pension Plan

     The pension plan requires annual contributions sufficient to provide the pension benefits accruing to employees under the pension plan. The annual benefit for a participant in the pension plan who retires on his normal retirement date is the accrued benefit (as defined in the pension plan) at December 31, 1988, plus 1.25% of average compensation multiplied by years of service from January 1, 1989. "Average compensation" is the average compensation during the ten years immediately preceding the date of determination. Compensation means the total amount paid to an employee during the year including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, director fees, group insurance benefits and pension and profit sharing contributions. There are provisions in the pension plan for early retirement with reduced benefits. There is no vesting of benefits until a participant has five or more years of credited service with participating employers. Full vesting (100%) occurs upon the completion of five years of credited service or upon reaching age 65 without regard to credited service.

     The pension plan is subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974, or ERISA. As of December 31, 2000, we believe there was no present funding deficiency. Our contributions to the pension plan, including those of our participating subsidiary banks, have been $491,681 in 1996; $557,915 in 1997; $589,238 in 1998; $621,030 in 1999; and
$754,416 in 2000.

     The following table illustrates estimated retirement benefits under the pension plan for persons in specified remuneration and years of service categories, which benefits are payable annually for life (but in no event less than ten years). The benefits listed in the table below are not subject to any deduction for social security or other offset amounts. This table does not reflect any benefit that a participant may have accrued at December 31, 1988.

                               PENSION PLAN TABLE


                                                                             Years of Service
                                                         ---------------------------------------------------------
Remuneration                                                15          20          25          30          35
------------                                             ---------   ---------   ---------   ---------   ---------
$   25,000                                               $  4,688    $   6,250   $   7,813   $   9,375   $  10,938
    50,000                                                  9,375       12,500      15,625      18,750      21,875
    75,000                                                 14,063       18,750      23,438      28,125      32,813
   100,000                                                 18,750       25,000      31,250      37,500      43,750
   125,000                                                 23,438       31,250      39,063      46,875      54,688
   150,000                                                 28,125       37,500      46,875      56,250      65,625
   175,000                                                 32,813       43,750      54,688      65,625      76,563
   200,000                                                 37,500       50,000      62,500      75,000      87,500


     As of December 31, 2000, under the pension plan, Mr. Murphy was credited with 30 years of service, Mr. Dueser was credited with 24 years of service, Mr. Smith was credited with 31 years of service, Mr. Harvey was credited with 10 years of service, and Mr. Schneider was credited with 8 years of service. The covered compensation of each of these persons during 2000 was $170,000; $170,000; $155,000; $158,500; and $170,000, respectively.

Flexible Spending Account Benefit Plan

     Effective January 1, 1988, with our subsidiary banks we adopted a flexible spending account benefit plan. An employee is eligible to become a participant in this plan on the first day of the month following completion of two months of service. The flexible spending account benefit plan allows each participant to redirect a portion of his/her salary, before taxes, to pay certain medical and/or dependent care expenses.

Deferred Compensation Agreement

     In 1992, your board of directors approved a deferred compensation agreement, which was amended in 1995, between us and Mr. Murphy. We entered into this agreement in recognition of Mr. Murphy's contribution to our success and as an inducement to him to remain, subject to the discretion of your board of directors, in our employ. This agreement provides that, following his retirement in December 2002, or such later date as may be mutually agreed upon, we would pay him, or his beneficiary, the sum of $8,750 per month for a period of 84 months. The monthly amount is considered to be an appropriate level of supplemental income to partially offset Mr. Murphy's reduction in personal income following retirement and is based on an analysis of the difference in projected final year compensation and retirement compensation. The agreement also provides for 70% vesting at age 62, 80% vesting at age 63, and 90% vesting at age 64.

Executive Recognition Plan

     In April 1996, our outside directors, who constituted a majority of your board of directors, unanimously approved an executive recognition plan. This plan enables the outside directors of the executive committee of the board of directors, which functions as the compensation committee, to offer our key executive officers and those of our subsidiary banks an executive recognition agreement. Each of our named executive officers and the principal executive officers of certain of our subsidiary banks have entered into executive recognition agreements with us. Each executive recognition agreement provides severance benefits for each executive officer if, within two years following a change in control (as defined in the executive recognition agreements), his employment with us or our subsidiary bank is terminated by us or the subsidiary bank for any reason other than for cause (as defined in the executive recognition agreements) (except for terminations as a result of the officer's death, disability or retirement (as such terms are defined in the executive recognition agreements) or by the executive officer for good reason (as defined in the executive recognition agreements).

Such severance benefits provide that the executive officer will receive a payment equal to a certain percentage (as set forth in his executive recognition agreement) of his annual base salary immediately preceding the date of termination and, for two years following the date of termination, the continuation of all medical, life and disability benefit plans covering the officer at no cost to the officer. With respect to each of the named executive officers, the percentage of annual base salary to be received upon a change in control pursuant to his executive recognition agreement is as follows: 200% for Mr. Murphy, 200% for Mr. Dueser, 100% for Mr. Smith, 200% for Mr. Harvey, and 200% for Mr. Schneider. The total severance payment for the executive officer cannot, however, exceed the amount that would cause such payment to be deemed a "parachute payment" under Section 280G of the Internal Revenue Code.

     Each executive recognition agreement has a term of two years, beginning June 1, 2000. However, if a change in control occurs during the original term of the executive recognition agreements, then the executive recognition agreements will continue in effect for an additional period of two years following the change in control. Similarly, if a second change in control occurs within two years from the date of the first change in control, then the executive recognition agreements will continue in effect for a period of two years from the date of the second change in control.

Stock Option Plan

     At the 1992 annual meeting of shareholders, our 1992 incentive stock option plan was approved and adopted. The purposes of the stock option plan are to attract and retain key employees and to encourage employee performance by providing them with a proprietary interest in us through the granting of stock options. The maximum aggregate number of shares of our common stock that may be issued under the stock option plan is 316,550, subject to adjustment for stock dividends and similar events. The stock option plan is administered by our stock option committee. Only incentive stock options (as defined in the Internal Revenue Code) may be granted under the stock option plan. Incentive stock options granted under the stock option plan may be exercised solely by the grantee, or in the case of the grantee's death or incapacity, by the grantee's executors, administrators, guardians or other legal representatives and are not assignable or transferable by a grantee. There were 48,750 options granted during 2000.

Meetings of the Board of Directors

     Your board of directors has four regularly scheduled meetings each year. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which such director served.

Committees of the Board of Directors

     Your board of directors has four committees. The functions and current members of each committee are as follows:

     Executive Committee. The executive committee acts for your board of directors between board meetings, except to the extent limited by our bylaws or Texas law. The current members are Messrs. Coalson, Dueser, McDaniel, Murphy, Parker, and Ramsey. The executive committee also functions as a nominating committee with appropriate recommendations to the entire board of directors. Outside directors who serve on the executive committee also function as our compensation committee. The executive committee met six times during 2000 and, among other things, considered and took action on matters relating to its capacity as the compensation and nominating committee. In its capacity as nominating committee, the executive committee will consider director nominations from shareholders. There are no prescribed procedures that the shareholder must follow to nominate a director.

     Directors' Audit Committee. The directors' audit committee reviews the scope and results of the annual audit by Arthur Andersen LLP, our independent accountants, and receives and reviews internal and external audit reports. Its members include Messrs. Coalson, Copeland, McDaniel, Miers, and Worthington. During 2000, the audit committee met four times.

     Administrative Committee for the Profit Sharing, Pension and Flexible Spending Account Benefit Plans. This committee administers our profit sharing, pension and flexible spending account benefit plans. Current members include Messrs. Canon, Matthews, Parker, and Stephens. During 2000, the committee did not meet.

     Stock Option Committee. The stock option committee was created under our 1992 incentive stock option plan for key employees. Its current members include Mrs. Stai and Messrs. Johnson, Miers, and Ramsey. The stock option committee met one time in 2000.

Director Compensation

     Directors who are our executive officers or employees receive no compensation as such for service as members of either the board of directors or committees thereof. Directors who are not our officers receive $1,250 for each board meeting attended. The directors who serve on committees and who are not our officers receive $750 for each committee meeting attended.

Compensation Committee Interlocks and Insider Participation

     No person who served as a member of the executive committee in its capacity as the compensation committee was, during 2000, an officer or employee of us or any of our subsidiary banks, or had any relationship requiring disclosure in this proxy statement. However, committee member Mac A. Coalson obtained loans from a subsidiary bank during 2000. The loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis and did not involve more than the normal risk of collectibility or present other unfavorable features to the subsidiary bank. None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the board of directors.

                        REPORT OF THE EXECUTIVE COMMITTEE
                  IN ITS CAPACITY AS THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     During 2000, the executive compensation program was administered by Messrs. Coalson, McDaniel, Parker, and Ramsey, the outside director members of the executive committee acting in the capacity of compensation committee. The executive compensation program consists of a base salary, profit sharing contributions, and incentive stock options. Mr. Murphy's compensation program includes a bonus plan which calls for Mr. Murphy to receive a cash bonus payable on or before each February 1 that equals 10% of the amount by which our net earnings for the year exceed a 10% increase over the prior year. In 2000, Mr. Murphy earned a bonus of $5,645. Mr. Dueser's annual base salary was reviewed in February 2000 and adjusted effective March 1, 2000. The annual base salaries for Messrs. Smith, Harvey, and Schneider were adjusted effective January 1, 2000. Among other things, the committee considers the following factors when approving annual base salaries: attainment of planned goals and objectives, scope of responsibility (asset size of subsidiary bank and/or degree of influence on our profitability and operations), tenure with First Financial Bankshares, evaluation input from subsidiary bank directors, and relationship of base salary to the base salaries of other members of the executive officer group.

     The annual base salary for Mr. Murphy was reviewed in March 2000 with an adjustment made effective April 1, 2000. The increase was based on the following factors:

o    our financial performance for 1999,
o performance of the chief executive officer's duties that relate primarily to leading and managing us within the broad guidelines set by the board of directors,
o base salary compared to the SNL Securities, Inc. compensation survey data for chief executive officers of similar size organizations within the industry, and
o subjective evaluations of Mr. Murphy's contribution to the overall success of First Financial Bankshares.

     Acting on a recommendation of the Compensation Committee, the Board of Directors approved on October 24, 2000, effective January 1, 2001, a management succession program, which provided for Mr. Murphy to retain his title of Chairman until his normal retirement date but relinquish the President and Chief Executive Officer responsibilities, which were assumed by Mr. Dueser.

     Section 162(m) of the Internal Revenue Code generally limits the annual corporate tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers unless the compensation is performance-based. One condition to qualify compensation as performance-based is to establish the amount of the award on an objective formula that precludes any discretion. The compensation committee continues to review the impact of this tax provision on our incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer receives compensation in excess of $1 million.

EXECUTIVE COMMITTEE IN ITS CAPACITY AS THE COMPENSATION COMMITTEE

Mac A. Coalson
Raymond A. McDaniel, Jr.
James M. Parker
Jack D. Ramsey, M.D.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees our financial reporting process on behalf of your board of directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee, which is composed of independent directors in compliance with Rule 4200 of the National Association of Securities Dealers' listing standards, reviewed the audited financial statements in the Annual Report with management. The Committee also discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with Arthur Andersen LLP, our independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters required by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee held four such meetings during the year ended December 31, 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to your board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and your board of directors have also recommended, subject to shareholder approval, that Arthur Andersen LLP serve as our independent auditors for the year ending December 31, 2001. Your board of directors has adopted a charter for the Audit Committee, a copy of which is attached as Appendix A.


                                 AUDIT COMMITTEE


                                 Mac A. Coalson
                                 David Copeland
                                 Raymond A. McDaniel, Jr.
                                 Bynum Miers
                                 Walter F. Worthington

                                PERFORMANCE GRAPH

     The following performance graph compares cumulative total shareholder return for our common stock, the S&P 500 Index, and the SNL Banks Index, which is a banking index prepared by SNL Securities, Inc. and is comprised of banks with $1 billion to $5 billion in total assets, for a five-year period (December 31, 1995 to December 31, 2000). The performance graph assumes $100 invested in our common stock at its closing price on December 31, 1995, and in each of the S&P 500 Index and the SNL Banks Index on the same date. The performance graph also assumes the reinvestment of all dividends. The dates on the performance graph represent the last trading day of each year indicated. The amounts noted on the performance graph have been adjusted to give effect to all stock splits and stock dividends.

                            Corporate Performance Chart

[LINE GRAPH OMITTED AND REPLACED WITH TABLE]


                                              1995     1996    1997     1998     1999     2000
                                              ----     ----    ----     ----     ----     ----
FIRST FINANCIAL BANKSHARES                    $100     $154    $212     $196     $178     $191
S&P 500                                       $100     $129    $216     $216     $198     $225
SNL Banks                                     $100     $123    $164     $211     $255     $232


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of February 15, 2001, we were not aware of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is the beneficial owner of more than 5% of our common stock. However, as of February 15, 2001, First National Bank of Abilene, First National Bank, Sweetwater, and Stephenville Bank & Trust Co. held of record in various fiduciary capacities an aggregate of 1,666,716 shares of our common stock. Of the total shares held, First National Bank of Abilene had sole power to vote 632,790 shares (6.42%), and First National Bank, Sweetwater, had sole power to vote 113,041 shares (1.15%). In addition, First National Bank of Abilene shared, with other persons, the power to vote 542,663 shares (5.51%), and had no authority to vote 325,704 shares (3.31%), while Stephenville Bank & Trust Co. had no authority for its 3,252 shares (0.03%). All the shares held by each subsidiary bank, which are registered in its name as fiduciary or in the name of its nominee, are owned by many different accounts, each of which is governed by a separate instrument that sets forth the powers of the fiduciary with regard to the securities held in such accounts. The board of directors historically has not attempted to, and does not intend to attempt to in the future, exercise any power to vote such shares. See "Proposal 1--Election of Directors--Nominees" and "--Executive Officers" for information with respect to the beneficial ownership of our common stock by each director nominee and named executive officer as of March 8, 2001. In the aggregate, all director nominees and executive officers as a group (17 individuals) beneficially owned 1,226,228 shares of our common stock, or 12.44%, as of March 8, 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of our common stock ownership and reports of changes in such ownership. A reporting person must file a Form 3 -- Initial Statement of Beneficial Ownership of Securities within 10 days after such person becomes a reporting person. A reporting person must file a Form 4 -- Statement of Changes of Beneficial Ownership of Securities within 10 days after any month in which such person's beneficial ownership of securities changes, except for certain changes exempt from the reporting requirements of Form 4.
Such exempt changes include stock options granted under a plan qualifying pursuant to Rule 16b-3 under the Exchange Act. A reporting person must file a Form 5 -- Annual Statement of Beneficial Ownership of Securities within 45 days after the end of the issuer's fiscal year to report any changes in ownership during such year not reported on a Form 4, including changes exempt from the reporting requirements of Form 4.

     The Securities and Exchange Commission's rules require our reporting persons to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us, we believe that the reporting persons have complied with all applicable Section 16(a) filing requirements for 2000 on a timely basis.

                                   PROPOSAL 2
               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     General. Your board of directors has selected Arthur Andersen LLP to serve as independent accountants for us and our subsidiary banks for the year ending December 31, 2001. Arthur Andersen LLP has served as our independent accountants since 1990.

     Audit Fees. During 2000, Arthur Andersen billed us $221,000 for audit fees, which included $22,500 for quarterly reviews and $9,000 for FDIC Improvement Act Procedures and Reports.

     All Other Fees. Arthur Andersen did not provide any non-audit services during 2000 and therefore no fees for such services were billed to us.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS.

     If you do not approve the appointment of Arthur Andersen LLP, then your board of directors will reconsider the appointment of independent accountants. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting. These representatives will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                        INTEREST IN CERTAIN TRANSACTIONS

     As has been true in the past, some of our officers and directors, members of their families, and other businesses with which they are affiliated, are or have been customers of one or more of our subsidiary banks. As customers, they have entered into transactions in the ordinary course of business with such banks, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis and did not involve more than a normal risk of collectibility or present any other unfavorable features to the subsidiary banks involved. None of the transactions involving our subsidiary banks and our officers and directors, or other businesses with which they may be affiliated, have been classified or disclosed as nonaccrual, past due, restructured or potential problems.

                           INCORPORATION BY REFERENCE

     With respect to any future filings with the Securities and Exchange Commission into which this proxy statement is incorporated by reference, the material under the headings "Executive Committee Report on Executive Compensation," "Report of the Audit Committee" and "Performance Graph" shall not be incorporated into such future filings.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic conditions, actions taken by the Federal Reserve Board, legislative and regulatory actions and reforms, competition from other financial institutions and financial holding companies, fluctuation in interest rates, changes in the demand for loans, fluctuations in value of collateral and loan reserves and other factors described in "PART II, Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2000. Such statements reflect the current views of our management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.

                                    FORM 10-K

     We will furnish a copy of our Form 10-K for the year ended December 31, 2000, without charge to any person whose proxy is solicited herewith upon such person's written request therefor. This written request must contain a good faith representation that, as of the record date for the annual meeting, the person making the request was a beneficial owner of our common stock. This request should be addressed to Curtis R. Harvey, Executive Vice President and Chief Financial Officer, First Financial Bankshares, Inc., P. O. Box 701, Abilene, Texas 79604. Exhibits to our Form 10-K will also be furnished upon the payment of a fee, which fee shall be limited to our reasonable expenses in furnishing these exhibits.

              SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     To be considered for inclusion in our proxy statement for the 2002 annual meeting, shareholder proposals must be received at our principal executive offices no later than December 1, 2001. Under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, if any shareholder proposal intended to be presented at the 2002 annual meeting without inclusion in our proxy statement for this meeting is received at our principal executive offices after February 14, 2002, then a proxy will have the ability to confer discretionary authority to vote on this proposal.

                                            By Order of the Board of Directors,



                                            KENNETH T. MURPHY, Chairman

March 30, 2001

                                   APPENDIX A


                             AUDIT COMMITTEE CHARTER
                        FIRST FINANCIAL BANKSHARES, INC.


     The Audit Committee is appointed by the Board to assist the Board in overseeing (1) the quality and integrity of the financial statements of the Company, (2) the compliance by the Company with legal, accounting and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

     The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market. The Audit Committee shall consist of at least three outside directors and shall be appointed by the Board on the recommendation of the Executive Committee.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make quarterly reports to the Board.

The Audit Committee shall:

o Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

o    Periodically   and  timely  review   presentations  by  Management  of  the
     following:

              1. The financial statements and related disclosures prior to their filing with the SEC or other regulatory bodies,
              2. Any changes in accounting principles or financial reporting policies from a prior year,
              3. The accounting treatment accorded significant transactions,
              4. Significant variations between budgeted and actual amounts in a particular account, and
              5. Information regarding the adequacy of internal controls that could significantly affect the Company's financial statements.

o Discuss candidly with Management, the internal auditor and the independent auditor regarding significant accounting and financial reporting issues implicating judgments and impacting quality of the Company's financial statements.

o Meet periodically with Management to review the Company's business risk management process that identifies, sources, measures, and prioritizes business and financial reporting risks, and monitors the effectiveness of the control and risk management processes established to manage those risks.

o Review major changes to the Company's accounting principles and financial reporting policies from the prior year as suggested by the independent auditor, internal auditors or Management.

o Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

o Ensure that the independent auditor submits a formal written statement regarding relationships and services which may affect the auditor's objectivity and independence (consistent with Independent Standards Board No. 1, Independence Discussions with Audit Committees), discuss any relevant matters with the independent auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to address the independence of the auditor.

o Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

o Review the significant reports to Management prepared by the internal and external auditors and Management's responses.

o Ensure that the independent auditor has complied with the Private Securities Litigation Reform Act of 1995 (codified in Section 10A(b) of the Securities Exchange Act of 1934), which requires the independent auditor to communicate illegal acts noted during the course of its audit to Management and the audit committee (unless clearly inconsequential).

o Discuss with the independent auditor the matters required to be communicated to the audit committee by Statement on Auditing Standards No. 61, Communication with Audit Committees, relating to the conduct of the audit.

o    Review with the internal auditor:

              (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

              (b) Any changes required in the planned scope of the internal audit procedures.

              (c) The internal audit department responsibilities, budget and staffing.

o Prepare the report required by Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A of the Securities and Exchange Commission to be included in the Company's annual proxy statement, to help inform shareholders of the audit committee's oversight with respect to the Company's financial reporting.

o Review with the Company's legal counsel matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan and conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of the independent auditor and Management, respectively. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between Management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                        FIRST FINANCIAL BANKSHARES, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                        FIRST FINANCIAL BANKSHARES, INC.
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 2001

     I hereby appoint Bynum Miers and David Copeland, or either one of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent me and to vote for me as designated below at the annual meeting of First Financial Bankshares, Inc., a Texas corporation, to be held on April 24, 2001, at 10:30 a.m., Abilene time, in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, and at any postponement or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed below, or if no direction is indicated below, in accordance with the recommendation of the board of directors on each proposal. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the annual meeting or any adjournment thereof.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

(1) The election of directors:

 [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY
 (except as written to the contrary below) to vote for all nominees listed below

Joseph E. Canon, Mac A. Coalson, David Copeland, F. Scott Dueser, Derrell E. Johnson, Kade L. Matthews, Raymond A. McDaniel, Jr., Bynum Miers, Kenneth T. Murphy, Dian Graves Stai, James M. Parker, Jack D. Ramsey, M.D., Craig Smith, F.L. Stephens and Walter F. Worthington.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided .)
________________________________________________________________________________

(2) The proposal to approve the appointment by the board of directors of Arthur Andersen LLP as independent accountants for the year ended December 31,2001:

    [ ] FOR                     [ ] AGAINST                       [ ] ABSTAIN

     The undersigned hereby acknowledges receipt of the proxy statement dated March 30, 2001, and hereby revokes any proxy or proxies heretofore given to vote at the annual meeting or any adjournment thereof. Please date your proxy and sign, exactly as your name or names appear below; when signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is required to sign.

    (PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED
                            AND POSTMARKED ENVELOPE.)





Signature(s): ___________________________   Date:_____________________, 2001.

              ___________________________